Exhibit 99.1

Signet Jewelers to Acquire R2Net, owner of JamesAllen.com, to Accelerate its Customer-First OmniChannel Strategy

Strategic Transaction Creates Significant Growth Opportunities Through Implementation of R2Net’s Innovation Capabilities and Digital Technology

HAMILTON, Bermuda--August 24, 2017 Signet Jewelers Limited (“Signet”) (NYSE: SIG), the world’s largest retailer of diamond jewelry, today announced that it has agreed to acquire R2Net for $328 million in an all cash transaction. R2Net is the owner of JamesAllen.com, a fast-growing online jewelry retailer, as well as Segoma Imaging Technologies, who provides R2Net machines to enable delivery of next-generation digital shopping experience for jewelry.

The acquisition will bring together Signet’s jewelry retail business with R2Net’s world-class innovation capabilities and digital technology to create an enhanced customer shopping experience and accelerate Signet’s execution of its Customer-First OmniChannel strategy while adding a fast-growing millennial online retail brand to Signet’s portfolio. The acquisition represents an important step for Signet towards building scalable digital capabilities for OmniChannel transformation.

“This is a highly strategic acquisition for Signet. The James Allen brand and R2Net’s technologies and innovative approach present a unique opportunity to rapidly enhance our digital capabilities and create a distinctive customer shopping experience which more seamlessly integrates our digital and physical retail platforms,” said Virginia C. Drosos, Chief Executive Officer of Signet. “We look forward to the R2Net team, who have been long-term partners on our Jared Design-A-Ring platform, joining the Signet family. Together, we will redefine the jewelry shopping experience and further accelerate our Customer-First OmniChannel strategy.”

R2Net was founded in 2006 by Oded Edelman, James Schultz, Michele Sigler and Dean Lederman. The Company is headquartered in New York City with global operations, including technology innovation centers in Israel and 24/7 customer service operations in Frederick, Maryland. R2Net’s innovative technologies include proprietary 360° Diamond Display Technology, Virtual Ring Sizer and Ring Try-On mobile application.

“We founded JamesAllen.com with a mission to offer beautiful rings, simplicity, selection, pricing transparency and overall value to consumers online,” said Mr. Edelman, Co-founder and Chief Executive Officer of R2Net. “By joining forces with Signet, we believe we will be able to accelerate the growth of JamesAllen.com and our adjacent R2Net businesses while continuing to build on our unique culture and technology. The Signet and R2Net teams have a shared belief that consumers deserve the best jewelry shopping experience and we look forward to continuing to build innovative technologies together to enhance the consumer experience across the Signet brand portfolio. I am excited to be working with Ms. Drosos and the Signet team to delight jewelry consumers whether in-store, online, or by phone.”

The transaction is currently expected to close in the third quarter of fiscal 2018 subject to customary closing conditions and regulatory approval and will be financed with a term loan provided by JPMorgan Chase Bank, N.A., which is expected to be repaid in full by the end of fiscal 2018. Signet sees significant growth and value creation opportunities from the implementation of R2Net’s technology across its physical and online retail platforms. Signet anticipates the transaction to be accretive in the first full year of operations.

Following the acquisition, R2Net brands will largely operate as an independent division of Signet and its current leadership team will remain intact. In addition to his role as President of JamesAllen.com, Mr. Edelman will become Chief Digital Innovation Advisor of Signet, where he will report directly to Ms. Drosos and assume the responsibility for driving Signet’s digital innovation strategy. As a sign of commitment to the long-term vision of Signet and R2Net, Mr. Edelman and the R2Net founders have agreed, subject to the completion of the transaction, to invest a portion of their transaction proceeds in Signet shares.

J.P. Morgan Securities LLC served as financial advisor and Weil, Gotshal & Manges LLP served as legal counsel to Signet, and Meitar Liquornik Geva Leshem Tal served as legal counsel to R2Net on this transaction.

****

About Signet Jewelers and Safe Harbor Statement:

Signet Jewelers Limited is the world's largest retailer of diamond jewelry. Signet operates approximately 3,600 stores primarily under the name brands of Kay Jewelers, Zales, Jared The Galleria Of Jewelry, H.Samuel, Ernest Jones, Peoples and Piercing Pagoda. Further information on Signet is available at www.signetjewelers.com. See also www.kay.com, www.zales.com, www.jared.com, www.hsamuel.co.uk, www.ernestjones.co.uk,www.peoplesjewellers.com and www.pagoda.com.

This release contains statements which are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements, based upon management’s beliefs and expectations as well as on assumptions made by and data currently available to management, appear in a number of places throughout this document and include statements regarding, among other things, Signet’s results of operation, financial condition, liquidity, prospects, growth, strategies and the industry in which Signet operates. The use of the words “expects,” “intends,” “anticipates,” “estimates,” “predicts,” “believes,” “should,” “potential,” “may,” “forecast,” “objective,” “plan,” or “target,” and other similar expressions are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to a number of risks and uncertainties, including Signet’s expectations about the timing of the closing, the costs and benefits of the transaction, including future financial and operating results, Signet’s plans, objectives, expectations and intentions, and other statements that are not historical facts. Among the risks and uncertainties that could cause actual results to differ from those described in the forward-looking statements include the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, the risk that necessary regulatory approvals may not be obtained or may be obtained subject to conditions that are not anticipated, risks that any of the closing conditions to the proposed transaction may not be satisfied in a timely manner, risks that financing may not be available on the anticipated terms, general economic conditions, regulatory changes following the United Kingdom’s announcement to exit from the European Union, a decline in consumer spending, the merchandising, pricing and inventory policies followed by Signet, the reputation of Signet and its brands, the level of competition in the jewelry sector, the cost and availability of diamonds, gold and other precious metals, regulations relating to customer credit, seasonality of Signet’s business, financial market risks, deterioration in customers’ financial condition, exchange rate fluctuations, changes in Signet’s credit rating, changes in consumer attitudes regarding jewelry, management of social, ethical and environmental risks, security breaches and other disruptions to Signet’s information technology infrastructure and databases, inadequacy in and disruptions to internal controls and systems, changes in assumptions used in making accounting estimates relating to items such as extended service plans and pensions, risks related to Signet being a Bermuda corporation, the impact of the acquisition of Zale Corporation on relationships, including with employees, suppliers, customers and competitors, and our ability to successfully integrate Zale Corporation’s operations and to realize synergies from the transaction.

For a discussion of these and other risks and uncertainties which could cause actual results to differ materially from those expressed in any forward-looking statement, see the “Risk Factors” section of Signet's Fiscal 2017 Annual Report on Form 10-K filed with the SEC on March 16, 2017. Signet undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances, except as required by law.

About R2Net

R2Net (conceived as "Rough Diamonds to Internet"), which owns JamesAllen.com, operates a robust e-commerce and supply chain platform that connects the entire span of the diamond industry’s ecosystem, including manufacturers, retailers and consumers. R2Net owns and operates four distinct brands: JamesAllen.com, Segoma, D-Market (Diamond Market) and Brio Animation Studio. R2Net provides highly magnified 360° HD images of diamonds to diamond polishers, and then displays them on its D-Market and JamesAllen.com platforms, allowing retailers, manufacturers and consumers to transact digitally without the high expenses and time delays associated with traditional brick & mortar alternatives.

JamesAllen.com, one of the fastest growing online retailers of engagement rings and loose diamonds, has grown its sales by more than 2.5x in the last two years as consumers have embraced the company’s use of technology to bring simplicity, selection, pricing transparency and overall value to the engagement ring shopping process. JamesAllen.com visitors can shop directly for the exact diamond they want and then design or customize their own personalized jewelry pieces.  Using the company’s proprietary Diamond Display Technology, consumers can view each of the site’s 150,000+ conflict-free, fully certified loose diamonds, as well as hundreds of ring settings, in 360° HD and zoomed up to 40x.  JamesAllen.com operates almost exclusively online, with the exception of its by-invitation-only showroom in New York City.